Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 9, 2020, with respect to the consolidated financial statements of Advent Technologies Inc., included in the proxy statement/prospectus/consent solicitation of AMCI Acquisition Corp. that is made a part of Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-250946) and related Prospectus of AMCI Acquisition Corp. for the registration of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

January 14, 2021